Exhibit 10.1


                               VOTING AGREEMENT

June __, 2005

NBT Bancorp Inc.
52 South Broad Street
P.O. Box 351
Norwich, New York 13815

Ladies and Gentlemen:

     The undersigned is a shareholder of CNB Bancorp, Inc. ("CNB"). NBT Bancorp Inc. ("NBT") and CNB have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) CNB will merge with and into NBT, with NBT surviving the merger, to be followed by the merger of City National Bank & Trust Company with and into NBT Bank, N.A., with NBT Bank, N.A. surviving the merger (collectively referred to as the "Merger"); and (b) shareholders of CNB will receive common stock of NBT and/or cash, as stated in the Merger Agreement. Terms that are undefined herein shall have the meaning set forth in the Merger Agreement.

     In consideration of the premises and the representations, warranties, agreements and conditions in this letter agreement (the "Letter Agreement") and in the Merger Agreement and in order to induce NBT to execute the Merger Agreement, the undersigned, solely in its capacity as a holder of CNB common stock, par value $2.50 per share ("Common Stock"), agrees and undertakes, as follows:

     During the period from the date hereof through the earlier of (i) the Effective Date under the Merger Agreement or (ii) the date on which the Merger Agreement is terminated according to its terms (such period hereinafter referred to as the "Term"), the undersigned will vote all Shares (as defined below), in person or by proxy, at any meeting of shareholders of CNB (or any action by written consent in lieu of a meeting) (x) to approve the Merger Agreement and the transactions contemplated thereby and (y) against approval or adoption of any action or agreement (other than the Merger Agreement or the transaction contemplated thereby) made or taken in opposition to or in competition to with the Merger.

     The undersigned agrees that, from and after the date of this Letter Agreement and through the date of the meeting of CNB shareholders to vote on the Merger Agreement, he/she will not sell, assign, transfer or otherwise take any action that will alter or affect in any way the right to vote the Shares, except (i) with the prior written consent of NBT or (ii) to change such right from that of a shared right of the shareholder to vote the Shares to a sole right of the shareholder to vote the Shares.

     The undersigned represents and warrants that he/she has sole or shared voting power over ______ shares of Common Stock (such shares, together with any shares acquired hereafter, the "Shares"); and there are no proxies, voting trusts or other agreements or understandings to which the undersigned or the undersigned's spouse, if any, is a party or bound or that requires that any of the Shares be voted in any specific manner other than as provided in this letter.

     The undersigned and NBT each acknowledge that, in view of the uniqueness of the obligations of the undersigned in this letter, NBT would not have an adequate remedy at law for money damages in the event that the promises in this letter have not been performed according to its terms, and, therefore, the undersigned agrees that NBT shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

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     The undersigned has executed this Letter Agreement solely in its capacity as a shareholder of CNB and not in its capacity as an officer, director or employee of CNB. Without limiting the foregoing, nothing in this Letter Agreement shall limit or affect any actions taken by the undersigned in its capacity as an officer, director or employee of CNB in connection with the Merger Agreement.

     The undersigned represents that it has the capacity to enter this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equity principles.

     This Letter Agreement shall terminate automatically without further action at the earlier of the Effective Date under the Merger Agreement or the termination of the Merger Agreement in accordance with its terms.

     This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned has executed this Letter Agreement as of the date first above written.

                                            Very truly yours,


                                            _______________________________
                                            Signature


                                            _______________________________
                                            Name (please print)




Accepted and agreed to as of
the date first above written:


NBT Bancorp Inc.




By: _______________________________
    Name:
    Title: